EXHIBIT 21

   SUBSIDIARIES

   The following lists all significant subsidiaries and affiliates of A. O. Smith Corporation. Certain direct and indirect subsidiaries of A. O. Smith Corporation have been omitted because, considered in the aggregate as a single subsidiary, such subsidiaries would not constitute a significant subsidiary.

                                                          Jurisdiction
                                                          in Which
   Name of Subsidiary                                     Incorporated

   AOS Holding Company                                    Delaware
   A. O. Smith Harvestore Products, Inc.                  Delaware
   A. O. Smith International Corporation
     also d/b/a A. O. Smith Automotive
     Products Group-Japan                                 Delaware
   AgriStor Credit Corporation                            Delaware
   Smith Fiberglass Products Inc.                         Delaware

   Peabody Solid Flows, Inc.                              Delaware
   Peabody TecTank, Inc.                                  Missouri

   A. O. Smith Export, Ltd.                               Barbados

   Claymore Insurance Company, Ltd.                       Bermuda

   A. O. Smith Enterprises Ltd.
     also d/b/a A. O. Smith Automotive
     Products Company-Canada                              Canada

   A. O. Smith L'eau Chaude S.a.r.l.                      France

   A. O. Smith Electric Motors (Ireland) Ltd.             Ireland
   A. O. Smith Holding (Ireland) Ltd.                     Ireland

   Metalsa, S.A.                                          Mexico
   Motores Electricos de Juarez, S.A. de C.V.             Mexico
   Motores Electricos de Monterrey, S.A. de C.V.          Mexico
   Productos de Agua, S.A. de C.V.                        Mexico
   Productos Electricos Aplicados, S.A. de C.V.           Mexico

   A. O. Smith Water Products Company B.V.                The
                                                          Netherlands

   Changchun A. O. Smith Golden Ring
     Automotive Products Company Ltd.                     China
   Harbin A. O. Smith Fiberglass Products
     Company Limited (HSF)                                China
   Nanjing A. O. Smith Water Heater Co. Ltd.              China